Exhibit 10.13(c)
                                                                ----------------

                         LEASE AND ROYALTY AGREEMENT FOR
                        METEOROLOGICAL RESEARCH SITES AND
                        THE CONSTRUCTION AND OPERATION OF
                         WIND ENERGY CONVERSION SYSTEMS

                                 By and Between

                                    "LESSOR"

                         The John M. Wuerth Family Trust

                                       and

                                     "ZOND"

                               ZOND SYSTEMS, INC.,
                            a California Corporation

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                         LEASE AND ROYALTY AGREEMENT FOR
                        METEOROLOGICAL RESEARCH SITES AND
                        THE CONSTRUCTION AND OPERATION OF
                         WIND ENERGY CONVERSION SYSTEMS

                THIS LEASE AND ROYALTY AGREEMENT FOR METEOROLOGICAL RESEARCH SITES AND THE CONSTRUCTION AND OPERATION OF WIND ENERGY CONVERSION SYSTEMS ("Agreement") is made and entered into as set forth below by and between THE JOHN M. WUERTH FAMILY TRUST (Dated July 27, 1976) hereinafter referred to as ("Lessor") and ZOND SYSTEMS, INC., a California corporation ("Zond").

                WHEREAS:

                A. Zond is in the business of conducting meteorological studies, wind resource evaluations and other scientific studies and is also in the additional business of installing and operating wind energy conversion systems for the production and transmission of electrical energy for sale to utilities or other energy users; and

                B. Lessor is the owner of certain property (which is described more fully in "Exhibit A" attached) which has the potential for commercial development of wind energy sites; and

                C. Zond desires to undertake meteorological and wind resource evaluations on the Property to determine the desirability of using the Property for the installation and operation of wind energy conversion systems.

                D. Zond desires to have the right to install, operate and maintain power transmission lines on the Property.

1.      LEASE OF PROPERTY

                1.1     Lease Agreement

                Lessor hereby leases to Zond and Zond hereby leases from Lessor upon the terms and conditions stated in this Agreement, that certain real property as described in Exhibit A, which is attached hereto and incorporated herein by this reference (the "Property"), together with all rights of ingress and egress as may be reasonably necessary or desirable to allow Zond to use the Property for the purposes contemplated by this Agreement.

                1.2     Title to Property

                Lessor hereby warrants and represents that it has the full and legal right to enter into this Agreement for the lease of the Property and that the Property leased to Zond pursuant to this Agreement is free and clear of all liens and encumbrances, except as shown on the attached Exhibit C. Lessor further agrees to indemnify and hold

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harmless Zond and any of its permitted assigns or successors in interest under this Agreement from any and all liabilities and claims by any parties resulting from default under any lien or encumbrance upon the Property as of November 16, 1988.

                        1.2.1   Claims Against Lessor

                Zond agrees to hold Lessor harmless from any and all liabilities and claims resulting from any of Zond's activities on the property.

                1.3     Possession

                Possession of the Property shall be deemed delivered to Zond upon the Effective Date of this Agreement as set forth in Section 10.1.

2.      TERM OF AGREEMENT

                Subject to the termination provisions as provided in Section 9, below, the term of this Agreement shall commence upon the Effective Date and shall continue until (i) the termination of all power purchase agreements which receive power generated on or transmitted over the Property or (ii) December 31, 2021, whichever is later.

3.      USE OF PROPERTY

                3.1     Meteorological and Wind Resource Evaluations

                The parties hereby agree that Zond has the exclusive right to erect, maintain, use and operate on the Property anemometers and fabricated towers composed of combination steel, copper and aluminum, together with all of the necessary and requisite monitoring devices, fixtures, appurtenances and facilities, including without limitation, guys, anchors, fences and buildings to house monitoring instruments and equipment, all of which are hereinafter referred to as the ("Monitoring Facilities"), for the purpose of monitoring the wind conditions at the Property. The exact location of the Monitoring Facilities on the Property shall be determined by Zond. In addition to the installation and operation of the Monitoring Facilities, Zond shall have the right to conduct additional meteorological studies and surveys on the Property as it may deem in its sole discretion to be necessary or desirable including, without limitation, the right to fly kites and balloons and to operate and/or install other wind analysis equipment.

                        Wind Energy Conversion Systems

                Zond or any of its permitted assignees or successors in interest shall also have the right to install and operate on the Property such wind energy conversion systems in such quantities and at such locations upon the Property as Zond, in its sole discretion, deems to be necessary or appropriate. As used herein, the term "wind energy conversion systems": shall include all equipment or improvements necessary for the conversion of wind energy at the site into electricity including, without limitation, the actual generating machines; supporting towers; fixtures; appurtenances and facilities, including foundations and concrete pads, footings, guy wires, anchors and fences; maintenance, security, office

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and/or guest facilities; granting of nonexclusive easements of ingress and egress for construction and maintenance vehicles and easements for any electrical power transmission lines, including without limitation, installation easements and corridors providing full and proper legal access; establishing staging areas for the assembly of the equipment; and required lines and substation facilities to transfer Power from the generators to the utility power lines.

                        POWER TRANSMISSION LINES

                Zond or any of its permitted assignees or successors in interest shall also have the right to install and operate on the Property such power transmission lines, poles, support structures, anchors and associated roads for access for installation and maintenance as Zond in its sole discretion deems to be necessary or appropriate to transmit power from or across the Property.

                        QUIET POSSESSION

                Lessor covenants and agrees that so long as Zond is not in default under this Agreement, Zond shall at all times have the quiet use and enjoyment of the Property without suit, trouble or interference of any kind whatsoever from Lessor. Lessor agrees that it shall not use, or cause to be used, any portion of the Property for any use which interferes or is incompatible with Zond's use and specifically agrees that it may not sell, transfer, assign, encumber the Property or grant licenses, easements or any other rights to the Property without Zond's prior written consent, which may not be unreasonably withheld. Lessor further agrees to take any and all actions necessary or, in Zond's opinion, desirable to protect Zond's or its permitted assignees' or successors' in interest rights in the Property against claims by others. Should Lessor become aware of any event or threatened event which could interfere with its use and enjoyment of the Property, Zond shall be entitled to perform such acts and make such payments or disbursements which it deems to be reasonably necessary or desirable to preserve its rights hereunder. Any amounts paid or damages suffered by Zond arising out of its right under this Section 3.4 may be offset by Zond against any amounts which it owes to Lessor.

4.      RENT AND OTHER PAYMENTS BY ZOND

                4.1     Amount

                Zond agrees to pay Lessor as rent the sum of Three Thousand Dollars ($3,000.00) per month (the "Minimum Rent"). The Minimum Rent shall be paid in advance upon execution of this Agreement for the first month ending July 19, 1989, and on the twentieth (20) of each succeeding month thereafter.

                4.2     Adjustment for Operation

                If during any rental period of the term of this Agreement, the amount equal to five (5%) of the Gross Operating Proceeds derived from the Operation of the wind energy conversion systems located on the Property during such month exceeds the

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"Minimum Rent" for such period, Zond agrees to pay such excess to Lessor as additional rent. All payments due under this Section 4.2 shall be payable by the forty-fifth (45) day following the end of each quarter. Upon three days written notice, Lessor shall have access to the books and records of Zond as is reasonably necessary to confirm the actual amount of Gross Operating Proceeds received by Zond for any given period.

                4.3     Cost of Living Adjustment

                The rental payment specified in Section 4.1 above shall be adjusted upward beginning on the first day of each year beginning September 20, 1089. The base for computing the adjustment is the Index figure for the third month next preceding the commencement date (the "index date") as shown in the Consumer Price Index -- All Items, Los Angeles/Long Beach Metropolitan area, based on the period of 1967 = 100, as published by the United States Department of Labor, Bureau of Labor Statistics. The index for the adjustment date shall be the index for the third month next preceding the adjustment date.

                The index for the adjustment date shall be computed as a percentage of the base figure. For example, assuming the base figure on the index date is 128.5 and the index figure on the adjustment date is 141.4, the percentage to be applied is 141.4 divided by 128.5, which equals 1.10, or 110%. That percentage shall be applied to the unadjusted initial minimum rent required hereunder to determine the minimum rent to be paid for the period beginning on the adjustment date and continuing until the next adjustment date.

                If it is calculated from a base different from the base period 1967 = 100 used for the base figure above, the base figure used for calculating the adjustment percentage shall be the first converted under a formula supplied by the Bureau of Labor Statistics.

                If the described Index shall no longer be published, another generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within thirty (30) days after demand by either party, a substitute index shall, on application of either party, be selected by the Chief Officer of the San Francisco Regional Office of the Bureau of Labor Statistics, or his successor.

                In no event shall the adjusted basic rent payable hereunder be less than the minimum rent specified in Section 4.1, notwithstanding the fact that the Index may, as of some adjustment date, be less than the base.

                4.4     Payment of Amounts

                All rents due and payable under this Agreement shall be paid to John M. Wuerth at P.O. Box 2596, Oak Bluffs, MA. 02557 or as otherwise may de designated by Lessor pursuant to the provisions of Section 10.5.

                4.5     Taxes and Assessments

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                Zond agrees to pay all taxes and/or assessments levied by any governmental agency upon any interest acquired by Zond under this Agreement; provided, however, that Zond shall, at its sole cost and expense, have the right at any time to contest any taxes that are to be paid by Zond. If Zond contests the taxes, the failure on Zond's part to pay the taxes shall not constitute a default. Lessor shall not be required to join in any proceeding or contest brought by Zond unless the provisions of any law require that the proceeding or contest be brought by or in the name of Lessor. Zond, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment. Zond will request the assessors office to mail all property, supplemental and personal property tax bills directly to its corporate offices for processing and payment.

                4.6     Payment of Utility Charges

                Zond shall pay and hold Lessor and the property of Lessor free and harmless from all charges for the furnishing of gas, water, electricity, telephone service and other public utilities to said premises, if necessary, during the term of this Lease, or any extensions hereof associated with Zond's development of the Property.

5.      ENCUMBRANCE OF LEASEHOLD ESTATE

                5.1     Zond's Right to Encumber

                Zond may, at any time and from time to time during the term of this Agreement, encumber, mortgage or hypothecate to any person or entity (herein, the "Mortgagee") by deed of trust or mortgage or other security instrument all or any part of its interests under this Agreement, including without limitation any or all improvements located on the Property and owned by Zond or any of its affiliates, for any purpose, without the consent of Lessor.

                5.2     Certain Rights of Mortgagee

                Should Zond incur any encumbrance in accordance with Section 5.1 of this Agreement, the Lessor and Zond hereby expressly stipulate and agree between themselves and on behalf of, and for the benefit of, the Mortgagee as follows:

                        5.2.1   Modification of Agreement

                        They will not modify this Agreement or allow this Agreement to be modified in any way nor cancel the Agreement without the written consent of the Mortgagee.

                        5.2.2   Right to Cure Defaults

                        If Lessor shall become entitled to serve a notice of election on Zond to end the term of this Agreement upon the occurrence of a default by Zond hereunder (a "Default"), Lessor shall, before serving such notice on Zond, give to the

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Mortgagee a further notice that such specified Default remains unremedied and that Lessor is entitled to serve notice of election on Zond to end the term of this Agreement, and such Mortgagee shall have the right to remedy any Default within a period of thirty (30) days after the service of such notice on such Mortgagee.

                        In case of the occurrence of a Default if, within thirty
(30) days after the further notice referred to above is given by Lessor to the Mortgagee, such Mortgagee shall:

                                (i)     Notify Lessor of its election to proceed
with due diligence promptly to exercise its rights under the Mortgage to acquire possession of the Property or to foreclose the Mortgage or otherwise to foreclose or acquire Zond's interest in the Property; and

                                (ii)    Deliver to Lessor an instrument in
writing duly executed and acknowledged wherein such Mortgagee agrees that:

                                        (1)     During the period that such
Mortgagee or its nominee or a receiver appointed upon application of such Mortgagee shall be in possession of the Property and/or during the pendency of any such foreclosure or other proceedings and until the interest of Zond shall be acquired by such Mortgagee or other person, firm or corporation, as the case may be, it will pay or cause to be paid to Lessor all amounts which become due under this Agreement; and

                                        (2)     If delivery of possession of the
Property shall be made to such Mortgagee or its nominee or such receiver, whether voluntarily or pursuant to any foreclosure or other proceedings or otherwise, such Mortgagee shall, promptly following such delivery of possession, perform or cause such nominee to perform, as the case may be, the covenants and agreements herein contained on Zond's part to be performed and observed as Zond shall have failed to perform to the date of delivery of possession to the extent that under the Mortgage and the law of the State of California amounts expended in performance or observance of such covenants and agreements can be added to the debt and be secured by the Mortgage, and to perform all other covenants and agreements Zond shall have failed to perform promptly after acquisition of Zond's interests under this Agreement;

then Lessor shall postpone the service of notice of election on Zond to end the term of this Agreement for such period or periods of time as may be necessary for such Mortgagee, with the exercise of due diligence, to foreclose or acquire Zond's interest under this Agreement and to perform or cause to be performed all of the covenants and agreements to be performed and observed by Zond. Nothing herein contained shall be deemed to require the Mortgagee to continue with any foreclosure or other proceedings or, in the event such Mortgagee or its nominee or such receiver shall acquire possession of Zond's interests hereunder, to continue such possession, if the Default is remedied. If prior to any sale pursuant to any proceeding brought to foreclose the Mortgage, or if prior to the date on which Zond's interests under this Agreement shall otherwise be foreclosed or acquired, the Default in respect of which Lessor shall have given a notice shall have

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been remedied and possession of the Property shall have been restored to Zond, then the obligation of the Mortgagee pursuant to the instrument referred to in paragraph (ii) of this Section shall be null and void and of no further effect. Nothing herein contained shall affect the right of Lessor, upon the subsequent occurrence of any Default, to exercise any right remedy herein reserved to Lessor.

                        5.2.3   New Lease Agreement

                        In case of the termination of this Agreement by reason of the happening of any Default, Lessor shall give prompt notice thereof to the Mortgagee. Lessor shall, on written request of the Mortgagee, made at any time within sixty (60) days after the giving of such Notice by Lessor, enter into a new lease with such Mortgagee, or its designee, within twenty (20) days after receipt of such request, which new lease shall be effective as of the date of such termination of this Agreement for the remainder of the term of this Agreement, upon the same terms, covenants, conditions and agreements as herein contained; provided that the Mortgagee shall (i) contemporaneously with the delivery of such request pay to Lessor the amounts which Lessor has specified as due in any notice to such Mortgagee, (ii) pay to Lessor at the time of the execution and delivery of such new lease any and all amounts which would have been due hereunder from the date of termination of this Agreement (had this Agreement not been terminated) to and including the date of the execution and delivery of such new lease, together with all expenses, including reasonable attorney's fees, incurred by Lessor in connection with the execution and delivery of such new lease, less the net amount of all sums received by Lessor from any occupants of any part or parts of the Property up to the date of commencement of such new lease, and (iii) on or prior to the execution and delivery of such lease agree in writing that promptly following the delivery of such new lease, such Mortgagee or its designee will perform or cause to be performed all of the other covenants and agreements herein contained on Zond's part to be performed to the extent that Zond shall have failed to perform the same prior to the date of delivery of such new lease and to the extent such covenants and agreements are susceptible of performance by Mortgagee. Nothing herein contained shall be deemed to impose any obligation on the part of Lessor to deliver physical possession of the Property to such Mortgagee or its designee unless Lessor at the time of the execution and delivery of such new lease shall have obtained physical possession thereof; provided however, that Mortgagee shall not be obligated to pay to Lessor those amounts due under subsection (ii) above for that period during which physical possession is not delivered to Mortgagee.

                5.3     Subrogation

                No default predicated on the giving of any notice to Zond shall be effective unless like notice in writing shall have been given to the Mortgagee. The Mortgagee shall have and be subrogated to any and all rights of Zond with respect to the remedying of any default hereunder by Zond. Zond irrevocably authorizes and directs Lessor to accept, and Lessor shall accept, performance by the Mortgagee of any of the covenants or agreements on Zond's part to be performed hereunder with the same force and effect as though performed by Zond.

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                5.4     Rights of Lessor

                (a) Lessor shall have the right to grant easements on any portions of the Property unsuitable for wind development provided such easements do not interfere with the current or future development of the Property by Zond its successors or assigns and provided further that Lessor acquires written consent from Zond which consent shall not be unreasonably withheld.

                (b) Lessor shall have the right to subdivide portions of the Property which are unsuitable for wind development provided such subdivision is compatible, does not negatively impact wind development and does not interfere with the current or future development of the Property by Zond its successors or assigns and provided, further that Lessor acquires written consent from Zond which consent shall not be unreasonably withheld.

                (c) Lessor shall have the right to grant cattle grazing right on the Property to third parties provided such grazing of cattle does not interfere with Zond's activities on the Property.

6.      INDEMNIFICATION AND INSURANCE

                6.1     Indemnification

                Zond agrees to indemnify, defend (upon request by the Lessor) and hold harmless the Lessor, its agents, officers and employees, and each of them, from any and all losses, costs, expenses, claims, liabilities, actions, or damages, including liability for injuries to person or persons, or damage to property of third persons arising out of or in any way- connected with the operation of Zond's business on the Property during the term of this Agreement or the construction or removal by or at the request of Zond of any of Zond's facilities or improvements on the Property during the term of this Agreement. This indemnification provision shall not apply to claims, liabilities, actions or other damages caused by any negligent, reckless or deliberate act or omission on the part of Lessor or its agents, officers or employees.

                6.2     Insurance

                Zond agrees to maintain liability insurance covering its activities on the Property and to name Lessor as an additional insured. Such coverage shall have a minimum combined occurrence and annual limitation of $5 Million. Zond agrees to supply Lessor with such certificates and other evidence of this insurance as Lessor may reasonably request.

7.      CONDEMNATION

                7.1     Entire Premises

                Should title or possession of the whole of the Property be taken by duly constituted authority in condemnation proceedings under the exercise of the right of

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eminent domain, or should a partial taking render the remaining portion of the
Property wholly unsusceptible for Zond's use, then this Agreement shall terminate upon the vesting of title or taking of possession.

                7.2     Awards and Damages

                All payments made on account of any taking by eminent domain shall be made to Lessor, except that Zond shall be entitled to any award made specifically for the reasonable removal and relocation costs of any removable property that Zond has the right to remove, or for loss and damage to any such property that Zond elects or is required not to remove, and/or for loss of use of the Property by Zond. It is agreed that Zond shall have the right to participate in any settlement proceedings.

8.      CERTAIN RIGHTS OF ZOND

                8.1     Right of First Refusal

                If at any time during the term of this Agreement, Lessor desires to transfer or assign. its ownership, interest or rights to the Property, Zond shall have a right of first refusal with regard thereto.

                8.2     Procedural Provisions

                In the event that Zond's rights under Section 8.1 are applicable, Lessor shall give Zond prompt written notice of the price and all of the terms, conditions and provisions contained in such offers. Zond shall thereafter have the right within a period of thirty (30) days from and after the giving of such notice to notify Lessor of its intent to exercise its rights within the thirty (30) day period, Lessor shall be free to proceed under the terms and conditions as set forth in its notice to Zond. In the event that such terms or conditions are revised, Lessor must again comply with the notice and acceptance provision of this Section 8.2.

9.      TERMINATION

                9.1     Default

                Each of the following events shall constitute an event of default by the parties and, at the option of the non-defaulting party, a breach of this Agreement terminating the Agreement.

                        9.1.1 Payments. The failure or omission by either party to pay any amounts required to be paid under the terms, of this Agreement on or before the amounts are due;

                        9.1.2 Breach. The failure or omission by either party to observe, keep or perform any of the other terms, agreements or conditions set forth in this Agreement.

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                        9.1.3   Abandonment. Zond's permanent abandonment or
                surrender of all of the Property.

                9.2     Notice and Right to Cure

                As a condition to pursuing any remedy for an alleged default by a party, including termination of the Agreement, the non-defaulting party shall, before pursuing any remedy, give notice of default to the defaulting party and to any Lender as set forth under Section 10.5. The defaulting party shall have thirty (30) days after service of notice to make good the default or breach, be it the payment or expenditure of money or the performance of any matter required under this Agreement, or if such default or breach cannot be cured in 30 days must commence to be cured within 30 days and thereafter diligently pursue to completion the performance of any matter required under this Agreement.

                9.3     Surrender of Property

                On the last day of the term of this Agreement, or any extension thereof, or on the sooner termination of this Agreement, Zond agrees to peaceably and quietly leave, surrender and return to the Lessor the Property. Zond shall have sixty (60) days from the Termination Date to remove any and all equipment, improvements, fixtures or other property owned or installed by it or by its affiliates. Failure to remove any items shall be deemed to be an abandonment of such items to the Lessor.

                9.4     Quitclaims

                Upon the termination of this Agreement or surrender of the Property to Lessor, Zond shall quitclaim all of its interest in the Property back to Lessor.

10.     MISCELLANEOUS PROVISIONS

                10.1    Effective Date

                The Effective Date of this Agreement shall be _________________, 1989.

                10.2    Force Majeure - Delays

                Except as otherwise expressly provided in this Agreement, should the performance of any act required by this Lease to be performed by either Lessor or Zond be prevented or delayed by reason of any acts of God, strike, lock-out, labor trouble, inability to secure materials, restrictive governmental laws or regulations, or any other cause not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay and performance of the act during the period of delay will be excused.

                10.3    Assignment and Sublease

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                Zond shall at all times have the right to sell, assign,
transfer, sublease, or grant easements to any or all of its rights and interests under this Agreement without Lessor's consent; provided, however, that the term of any such transfer shall not extend beyond the term of this Agreement and that any and all such transfers shall be expressly made subject to all of the terms, covenants and conditions of this Agreement. No such sale, assignment, transfer, sublease or easement shall relieve Zond of its obligations under this Agreement except with the written consent of Lessor, which consent shall not be unreasonably withheld.

                10.4    Actions by Zond

                Whenever, under the terms of this Agreement, any action is required or permitted to be taken by Zond, such action may be taken and performed by any authorized officer, director or other representative of Zond.

                10.5    Notices

                Any notice required or permitted to be given pursuant to this Agreement shall be conclusively deemed to have been received by a party on the day it is personally delivered to such party, or if sent by registered or certified mail, return receipt requested, on the third business day after the day on which mailed and, if given to Zond, addressed to Zond at the address set forth on the signature page of this Agreement or if given to Lessor, addressed to Lessor at the address set forth on the signature page of this Agreement. Either party may designate an alternate address by written notice given in accordance with this Section 10.5.

                10.6    Waiver

                No waiver of any right under this Agreement shall be effective for any purpose unless in writing, signed by the party hereto possessing the right, nor shall any such waiver be construed to be a waiver of any subsequent right, term or provisions of this Agreement.

                10.7    Successors and Assigns

                All of the terms and provisions of this Agreement shall be deemed to be covenants running with the Property and shall be binding upon and shall inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto.

                10.8    Lessor's Joinder

                Lessor agrees that within ten (10) days after receipt of written notice request by Zond it shall:

                (a) join in all grants for rights-of-way and easements for electric and other public utilities and facilities and any other electric power purpose including any
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power transmission line as Zond shall deem necessary or desirable for its development and use of the Property; and

                (b) join with Zond in requesting any and all zoning changes or other land use permits and/or approvals necessary for Zond's development and use of the Property as contemplated by this Agreement.

                (c) such actions shall be taken at Zond's sole cost and expense.

                10.9    Further Assurances

                The parties agree to perform all such acts (including without limitation executing and delivering instruments and documents) as reasonably may be necessary to fully effectuate the intent and each and all of the purposes of this Agreement, including consents to any assignments, transfers, subleases, or easements permitted under Section 10.3. Lessor expressly agrees that it will from time to time enter into so-called "non-disturbance" agreements with any Mortgagee (as defined in Section 5) or any persons or entities obtaining rights to the Property pursuant to Section 10.3 which requests such an agreement. Such "non-disturbance" agreement may provide that the Lessor shall recognize the rights of the requesting party and not disturb their possession of the Property so long as they are not in default of any of the provisions of this Agreement. Zond and Lessor further agree that they shall, at any time and from time to time during the term of this Agreement and upon not less than ten (10) days prior request by the other party, execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been any modifications that the same is in full force and effect as modified and stating the modifications). The statement shall also state the dates on which the rent and other charges have been paid and that there are no defaults existing or that defaults exist and the nature of such defaults. It is intended that these statements may be relied upon any prospective encumbrancer or assignee of the Property to all or any parts of Zond's or Lessor's interest under this Lease. A party's failure to execute, acknowledge and deliver on request the certified statement within the specified time shall constitute acknowledgement by such party to all persons entitled to rely on the statement that this Agreement is unmodified and in full force and effect and that the rent and other charges have been duly and fully paid to the date immediately preceding the date of notice of such request and shall constitute a waiver, with respect to all persons entitled to rely on the statement, of any defaults that may exist before the date of the notice.

                10.10   Construction of Agreement

                        10.10.1 Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of California.

                        10.10.2 Interpretation. The parties agree that the terms and provisions of this Agreement embody their mutual intent and that such terms and conditions are not to be construed more liberally in favor, nor more strictly against, either party.

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                        10.10.3 Partial Invalidity. If any term or provision of
this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each remaining term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                        10.10.4 Headings and References. The headings contained in this Agreement are for purposes of reference and convenience only and shall not limit or otherwise affect in any way the meaning of this Agreement. Unless otherwise indicated, all references to Sections are to Sections in this Agreement.

                        10.10.5 Number and Gender. Where appropriate, words in the singular include the plural, and vice versa, words in the neuter gender include the masculine and feminine genders, and vice versa, and words in the masculine gender include the feminine gender, and vice versa.

                10.11   Recordation

                The parties agree that this Agreement shall not be recorded. However, the parties further agree to execute and to the recording by Zond of the Memorandum of Lease which is attached as Exhibit B and incorporated herein by this reference.

                10.12   Attorneys' Fees

                If either party brings any action or proceeding for the enforcement, protection, or establishment of any right or remedy under this Agreement or for the interpretation of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in connection with such action or proceeding, whether or not taxable, as awarded by the trier of fact in such action or proceeding.

                        10.12.1 Arbitration. Any controversy or claim arising out of or relating to this Agreement or breach thereof which cannot be resolved shall be arbitrated by the American Arbitration Association under its Construction Industry Rules, at the office nearest to the Property subject to this Agreement.

                10.13   Counterparts

                This Agreement may be executed and recorded in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same.

                10.14   Entire Agreement

                The provisions of this Agreement and the attached Exhibits constitute the entire understanding and agreement between the parties and may not be altered or amended except by an instrument in writing signed by the parties. This Agreement supercedes and cancels any previous agreements written or verbal, including, without limitation, the lease entered into the 20th of September, 1983, between the John
M. Wuerth Family Trust and Wind Power Systems, Inc., a California Corporation.

                IN WITNESS WHEREOF, the parties have executed this Agreement as set forth below. The parties signing below represent and warrant that they are duly authorized to execute this Agreement on behalf of their respective companies and that this Agreement will be a valid and binding agreement, enforceable against their respective companies in accordance with its terms.

                                                "LESSOR"

                                                JOHN M. WUERTH FAMILY TRUST
                                                P.O. Box 2596
                                                Oak Bluffs, MA.  02557

July 26, 1989                                   /s/ John M. Wuerth
----------------------                          --------------------------------
         Date                                   John M. Wuerth, Trustee


                                                "LESSEE"

                                                ZOND SYSTEMS, INC.,
                                                  a California corporation
                                                P.O. Box 1910
                                                Tehachapi, CA  93561

12/29/89                                        /s/ Robert H. Gates
----------------------                          --------------------------------
         Date                                   Robert H. Gates, Sr. Vice Pres.

                              PROPERTY DESCRIPTION

                                    Exhibit A
                       to the Lease and Royalty Agreement

                                   EXHIBIT "A"
                      Legal Description of Leased Premises

PARCEL 1: Assessor's Parcel Number 224-112-38
Approximately 141.34 acres consisting of:

                All that portion of the Northeast quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area, County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General, lying southwesterly of the Southern Pacific Railroad Right of Way.

                All that portion of the Southeast quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area, County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General.

EXCEPTING THEREFROM ALL OF THE FOLLOWING:

                All that portion of the Southeast quarter of Section 34, lying within the Southern Pacific Railroad Right of Way, being 100 feet in width, as same now exists.

                All that portion of the Southeast quarter of Section 34, conveyed to Southern Pacific Railroad Company, a corporation, by deed recorded in Book 52, page 73 of deeds.

                All that portion of the Southeast quarter of Section 34, conveyed to the Mojave-Bakersfield Railroad Company, by deed recorded May 11, 1914 in Book 291, page 187 of deeds, and by deed recorded June 13, 1914 in Book 291, page 421 of deeds.

                All that portion of the Southeast quarter of Section 34, conveyed to the Southern Pacific Railroad Company by deed recorded December 28, 1900 in Book 110, page 264 of deeds.

                All that portion of the Southeast quarter of Section 34, conveyed to the State of California, for public highway purposes, by deed recorded August 1, 1936 in Book 657, page 10 and Book 643, page 472 both of official records.

                All that portion of the Southeast quarter of said Section 34, conveyed to the State of California for public highway purposes by deed recorded March 4, 1939 in Book 846, page 202 of official records.

                All that portion of the Southeast quarter of said Section 34, conveyed to the State of California for freeway purposes, recorded May 15, 1978 in Book 4160, page 906 of official records.

                All that portion of the Southeast quarter lying northeasterly of State Highway 58.

PARCEL 2: ASSESSOR'S PARCEL NUMBER 224-112-31
APPROXIMATELY 8.6 ACRES CONSISTING OF:

                All that portion of the Northeast quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area of the County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General, lying Southwesterly of State Highway Route No. 58;

EXCEPTING THEREFROM THE FOLLOWING:

                All that portion of the Northeast quarter of said Section 34, lying southwesterly of the Southern Pacific Railroad.

                All that portion of the Northeast quarter of said Section 34, lying within the Southern Pacific Railroad Right of Way being 100 feet in width, as same now exists.

                All that portion of the Northeast quarter of said Section 34, conveyed to Southern Pacific Railroad Company, a corporation, by deed recorded in Book 52, page 73 of deeds.

                All that portion of the Northeast quarter of said Section 34, conveyed to the State of California for public highway purposes, in deeds recorded August 1, 1936 in Book 657, page 10 and Book 643, page 472 both of official records.

                All that portion of the Northeast quarter of said Section 34, conveyed to Charles Powell, et ux, by deed recorded September 15, 1953 in Book 2157, page 19 of official records.

                All that portion of the Northeast quarter of said Section 34, conveyed to the State of California for freeway purposes, by deed recorded May 15, 1968 in Book 4160, page 906 of official records.

PARCEL 3:  ASSESSOR'S PARCEL NUMBER 224-112-33
APPROXIMATELY 160 ACRES CONSISTING OF:

                The Southwest quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area of the County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General.

                EXCEPT all coal and other minerals in and under said land as reserved in the patent from the United States of America, recorded January 19, 1932 in Book 363, page 468 of official records.

PARCEL 4:  ASSESSOR'S PARCEL NUMBER 224-112-36
APPROXIMATELY 16.47 ACRES CONSISTING OF:

                That portion of the Northeast quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area of the County of

Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General, lying southwesterly of County Road No. 466 and Northeasterly of State Highway Route No. 58; Excepting the 4.38 acres of Assessor's Parcel Number 224-112-06



                                     [Map]

                               MEMORANDUM OF LEASE

                                    Exhibit B
                       to the Lease and Royalty Agreement

                                   EXHIBIT "B'

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Loretta Haynes
Resource Administrator
Zond Systems, Inc.
P.O. Box 1910
Tehachapi, CA  93561


                 -----------------------------------------------
                 (Space above this line for Recorder's use only)

                               MEMORANDUM OF LEASE

                THIS MEMORANDUM OF LEASE is made and entered into by and between JOHN M. WUERTH FAMILY TRUST (referred to herein as "Lessor") and ZOND SYSTEMS, INC., a California corporation ("Zond").

                WHEREAS:

                A. The parties have entered into a Lease and Royalty Agreement for Meteorological Research Sites and the Construction and Operation of Wind Energy Conversion Systems (the "Lease") which by its terms leases to Zond certain land which is more particularly described in Exhibit A attached hereto and incorporated by this reference (the "Property"); and

                B. The parties desire to enter into this Memorandum of Lease which is to be recorded in order that third parties may have notice of the interest of the Lessor and Zond in the Property and of the existence of the Lease.

                NOW, THEREFORE, in consideration of the rents and covenants provided in the Lease to be paid and performed by Zond, Lessor hereby leases to Zond the Property on the terms and conditions set forth in the Lease. All of the terms, conditions, provisions and covenants of the Lease are hereby incorporated into this Memorandum of Lease by reference as though fully set forth herein, and the Lease and this Memorandum of Lease shall be deemed to constitute a single instrument or document. Should there by any inconsistency between the terms of this Memorandum of Lease and the Lease, the terms of the Lease shall prevail.

                IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the dates set forth below.

                                                "LESSOR"

                                                JOHN M. WUERTH FAMILY TRUST
                                                P.O. Box 2596
                                                Oak Bluffs, MA  02557
July 25, 1989                                   /s/ John M. Wuerth
----------------------                          --------------------------------
         Date                                   John M. Wuerth, Trustee


                                                "ZOND"

                                                ZOND SYSTEMS, INC.,
                                                  a California corporation
                                                P.O. Box 1910
                                                Tehachapi, CA  93561


July 26, 1989                                   By  /s/ Robert H. Gates
----------------------                              ----------------------------
         Date
                                                Title Sr. Vice President
                                                      --------------------------

                              PROPERTY DESCRIPTION

                                    Exhibit A
                           to the Memorandum of Lease

                                   EXHIBIT "A"
                      Legal Description of Leased Premises

PARCEL 1: Assessor's Parcel Number 224-112-38
Approximately 141.34 acres consisting of:.'

                All that portion of the Northeast quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area, County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General, lying southwesterly of the Southern Pacific Railroad Right of Way.

                All that portion of the Southeast quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area, County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General.

EXCEPTING THEREFROM ALL OF THE FOLLOWING:

                All that portion of the Southeast quarter of Section 34, lying within the Southern Pacific Railroad Right of Way, being 100 feet in width, as same now exists.

                All that portion of the Southeast quarter of Section 34, conveyed to Southern Pacific Railroad Company, a corporation, by deed recorded in Book 52, page 73 of deeds.

                All that portion of the Southeast quarter of Section 34, conveyed to the Mojave-Bakersfield Railroad Company, by deed recorded May 11, 1914 in Book 291, page 187 of deeds, and by deed recorded June 13, 1914 in Book 291, page 421 of deeds.

                All that portion of the Southeast quarter of Section 34, conveyed to the Southern Pacific Railroad Company by deed recorded December 28, 1900 in Book 110, page 264 of deeds.

                All that portion of the Southeast quarter of Section 34, conveyed to the State of California, for public highway purposes, by deed recorded August 1, 1936 in Book 657, page 10 and Book 643, page 472 both of official records.

                All that portion of the Southeast quarter of said Section 34, conveyed to the State of California for public highway purposes by deed recorded March 4, 1939 in Book 846, page 202 of official records.

                All that portion of the Southeast quarter of said Section 34, conveyed to the State of California for freeway purposes, recorded May 15, 1978 in Book 4160, page 906 of official records.

                All that portion of the Southeast quarter lying northeasterly of State Highway 58.

PARCEL 2:  ASSESSOR'S PARCEL NUMBER 224-112-31
APPROXIMATELY 8.6 ACRES CONSISTING OF:

                All that portion of the Northeast quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area of the County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General, lying Southwesterly of State Highway Route No. 58;

EXCEPTING THEREFROM THE FOLLOWING:

                All that portion of the Northeast quarter of said Section 34, lying southwesterly of the Southern Pacific Railroad.

                All that portion of the Northeast quarter of said Section 34, lying within the Southern Pacific Railroad Right of Way being 100 feet in width, as same now exists.

                All that portion of the Northeast quarter of acid Section 34, conveyed to Southern Pacific Railroad Company, a corporation, by deed recorded in Book 52, page 73 of deeds.

                All that portion of the Northeast quarter of said Section 34, conveyed to the State of California for public highway purposes, in deeds recorded August 1, 1936 in Book 657, page 10 and Book 643, page 472 both of official records.

                All that portion of the Northeast quarter of said Section 34, conveyed to Charles Powell, et ux, by deed recorded September 15, 1953 in Book 2157, page 19 of official records.

                All that portion of the Northeast quarter of said Section 34, conveyed to the State of California for freeway Purposes, by deed recorded May 15, 1968 in Book 4160, page 906 of official records.

PARCEL 3:  ASSESSOR'S PARCEL NUMBER 224-112-33
APPROXIMATELY 160 ACRES CONSISTING OF:

                The Southwest quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area of the County of Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General:

                EXCEPT all coal and other minerals in and under said land as reserved in the patent from the United States of America, recorded January 19, 1932 in Book 363, page 468 of official records.

PARCEL 4:  ASSESSOR'S PARCEL NUMBER 224-112-36
APPROXIMATELY 16.47 ACRES CONSISTING OF:

                That portion of the Northeast quarter of Section 34, Township 32 South, Range 34 East, Mount Diablo Meridian, in the unincorporated area of the County of

Kern, State of California, as per the official plat thereof on file in the office of the Surveyor General, lying southwesterly of County Road No. 466 and Northeasterly of State Highway Route No. 58; Excepting the 4.38 acres of Assessor's Parcel Number 224-112-06.

                                       27